EXHIBIT 10.1


VOID AFTER 5:00 P.M. NEW YORK, NEW YORK
TIME ON February 4, 2003


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                             Right to Purchase 100,000 Shares of
                                          Common Stock, par value $.03 per share

Date: February 4, 1998


                               PHARMOS CORPORATION
                             STOCK PURCHASE WARRANT


     THIS CERTIFIES THAT, for value received, the undersigned or its registered assigns (each a "Holder"), is entitled to purchase from Pharmos Corporation, a Nevada corporation (the "Company"), at any time or from time to time during the period specified in Section 2 hereof, __________ fully paid and nonassessable shares of the Company's common stock, par value $.03 per share (the "Common Stock"), at an exercise price of _____ per share (the "Exercise Price"). This Warrant is being issued pursuant to that certain Securities Purchase Agreement dated as of January 30, 1998 between the Company and the signatories thereto (the "Securities Purchase Agreement"). The number of shares of Common Stock purchasable hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "Warrants" means this Warrant and the other warrants of the Company issued pursuant to the terms of the Securities Purchase Agreement.

     The term "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to Holder if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market or the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such



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date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holder with the costs of such appraisal to be borne by the Company.

     This Warrant is subject to the following terms, provisions, and conditions:

1. Mechanics of Exercise. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 8(f) hereof, this Warrant may be exercised as follows:

          (a) Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (or evidence of loss, theft, destruction or mutilation thereof in accordance with Section 8(c) hereof), together with a completed exercise agreement in the Form of Exercise Agreement attached hereto as Exhibit 1 (the "Exercise Agreement"), to the Company at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the Holder elects to effect a Cashless Exercise (as defined in Section 12(c) below), delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder's designees, as the record owner of such shares, as of the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment (or notice of an election to effect a Cashless Exercise) shall have been made for such shares as set forth above.

          (b) Issuance of Certificates. Subject to Section 1(c), certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding four (4) business days, after this Warrant shall have been so exercised (the "Delivery Period"). The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

          (c) Exercise Disputes. In the case of any dispute with respect to an exercise, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with this Section. If such dispute involves the calculation of the Exercise Price, the Company shall submit the disputed calculations to an independent accounting firm of national standing, reasonably acceptable to the Holder and the Company via facsimile within three (3) business days of receipt of the Exercise Agreement. The accounting firm shall audit the calculations and notify the Company and the converting Holder of the results no later than two



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(2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with this Section.

          (d) Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Exercise Price of a share of Common Stock; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

          (e) Buy-In. If (i) the Company fails for any reason to deliver during the Delivery Period shares of Common Stock to Holder upon an exercise of this Warrant and (ii) after the applicable Delivery Period with respect to such an exercise, Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery upon a sale by Holder of the shares of Common Stock (the "Sold Shares") which Holder was entitled to receive upon such exercise (a "Buy-in"), the Company shall pay Holder (in addition to any other remedies available to Holder) the amount by which (x) Holder's total purchase price (including brokerage commission, if any) for the shares of Common Stock so purchased exceeds (y) the lesser of (A) the Exercise Price or (B) the net proceeds received by Holder from the sale of the Sold Shares. Holder shall provide the Company written notification indicating any amounts payable to Holder pursuant to this subsection.

2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the first (1st) anniversary of the date hereof and before 5:00 P.M., New York, New York time on the fifth (5th) anniversary of the date hereof (the "Exercise Period").

3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

     (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

     (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

     (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the Nasdaq National Market System, the Nasdaq SmallCap Market, the New York Stock



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          Exchange or the American Stock Exchange as required by Section 4.9 of the Securities Purchase Agreement and upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of any other shares of capital stock of the Company issuable upon the exercise of this Warrant so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

     (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

     (a) Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. Except as otherwise provided in Section 4(c) and 4(e) hereof, if and whenever



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          after the initial issuance of this Warrant, the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price as in effect on the date of issuance of such shares of Common Stock (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted in accordance with the following formula:

          E' = (E) (O + P/E) / (CSDO)


          where:

          E'   = the adjusted Exercise Price
          E    = the then current Exercise Price;
          O    = the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;
          P    = the aggregate consideration, calculated as set forth in Section
                 4(b) hereof, received by the Company upon such Dilutive Issuance; and
          CSDO = the total number of shares of Common Stock Deemed Outstanding
                 (as herein defined) immediately after the Dilutive Issuance.

     (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

          (i) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities"), but not to include the grant or exercise of any shares of Common Stock, or options or rights to acquire Common Stock, which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock, options or rights is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee



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               directors established for such purpose (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price as in effect on the date of issuance ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for the price per share provided for pursuant to such Below
               Market Option. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable) on the date of issuance of such Below Market Options. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.



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          (ii) Issuance of Convertible Securities.

               1) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Exercise Price as in effect on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for the price per share pursuant to such Convertible Security. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing
                    (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

               2) If the Company in any manner issues or sells any Convertible Securities with a



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                    fluctuating conversion or exercise price or exchange ratio
                    (a "Variable Rate Convertible Security"), then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable assuming that (1) all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied, and (2) the Market Price on the date of issuance of such Convertible Security was 80% of the Market Price on such date (the "Assumed Variable Market Price").

              (iii) Change in Option Price or Conversion Rate. Except for the
                    grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, if there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options;
                    (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.



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               (iv) Treatment of Expired Options and Unexercised Convertible
                    Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

               (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradeable securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities,



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                    as the case may be. The fair market value of any
                    consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors.

               (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the date hereof in accordance with the terms of such securities as of such date; (ii) upon the grant or exercise of any shares of Common Stock, or options or rights to acquire Common Stock, which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock, options or rights is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon the issuance of the Common Shares (as defined in the Securities Purchase Agreement) or Warrants in accordance with terms of the Securities Purchase Agreement; or (iv) upon the exercise of the Warrants.

          (c) Subdivision or Combination of Common Stock. If the Company, at any time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

          (d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions



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               of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (e) Major Transactions. If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each holder of a Warrant shall thereafter be entitled to receive consideration, in exchange for such Warrant, equal to the greater of, as determined in the sole discretion of such holder, a warrant to purchase (at the same aggregate exercise price and on the same terms and conditions as the Warrant surrendered) the number of shares of stock or securities or property of the Company, or of the entity resulting from such consolidation or merger (the "Major Transaction Consideration"), to which a holder of the number of shares of Common Stock delivered upon exercise of such Warrant would have been entitled upon such Major Transaction had the holder of such Warrant exercised (without regard to any limitations on exercise herein contained) the Warrant on the trading date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification. No sooner than twenty (20) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each holder of Warrants, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day following the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which



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               such holder would receive under clause (i) of this paragraph (e).
               If the Major Transaction Consideration does not consist entirely of United States currency, such holder may elect to receive
               United States currency in an amount equal to the value of the Major Transaction Consideration in lieu of the Major Transaction Consideration by delivering notice of such election to the Company within five (5) days of the holder's receipt of the Notice of Major Transaction.

          (f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time after the initial issuance of this Warrant, then the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

          (g) Notices of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

          (h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

          (i)  Other Notices. In case at any time:

               (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

               (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

              (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses
(i), (ii), (iii) and (iv) above.

          (j)  Certain Definitions.

               (i) "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of



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                    Common Stock held in the treasury of the Company), plus (x)
                    in case of any adjustment required by Section 4(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and
                    (y) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

               (ii) "Market Price," as of any date, (i) means the Closing Bid
                    Price for the shares of Common Stock as reported to Nasdaq Small-Cap National Market System for the trading day immediately preceding such date, or (ii) if the Nasdaq Small-Cap National Market System is not the principal trading market for the Common Stock, the average of the last reported bid prices on the principal trading market for the Common Stock during the same period, or, if there is no bid price for such period, the last reported sales price for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holders of a majority in interest of the Warrants, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made under this Section 4.

              (iii) "Common Stock," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

5. Cap Amount. Prior to Stockholder Approval (as defined in the Certificate of Designation, Preferences and Rights attached as Exhibit A to the Securities Purchase Agreement), in the event that Nasdaq Rule 4460(i) (or any successor rule) applies to the Company, unless otherwise permitted by the Nasdaq SmallCap Market or the Nasdaq National Market System if the Common Stock of the Company trades on such market, in no event shall the Company be required to issue more shares of Common Stock upon the exercise of the Warrant than the maximum number of shares of Common Stock that the Company can without stockholder approval so issue pursuant to such rule or rules, which, as of the date of initial issuance of the shares of Preferred Stock and Warrants, shall be the amount indicated to be the Cap Amount in the officer's certificate delivered pursuant to the Securities Purchase Agreement. The Cap Amount shall be allocated pro-rata to the Holders. A Holder's allocable portion of the Cap Amount shall be applicable to both shares of Preferred Stock and Warrants held by it and shall be applied to such Preferred Stock and Warrants on the basis of the time of conversion or exercise, as the case may be, thereof.

6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

7. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

8.   Transfer, Exchange, Redemption and Replacement of Warrant.

     a. Restriction on Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the Form of Assignment attached hereto as Exhibit 2, at the office or agency of the Company referred to in Section 8(e) below, provided, however, that any transfer or assignment shall be subject to the provisions of Section 5.1 and
5.2 of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the rights described in Section 9 hereof are assignable only in accordance with the provisions of that certain Registration Rights Agreement, dated as of January 30, 1998, by and among the Company and the other signatories thereto (the "Registration Rights Agreement").

     b. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable in increments of 10,000 or more of Warrant Shares, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 8(e) below, for new Warrants, in the form hereof, of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder of at the time of such surrender.

     c. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement (or bond, in cases in which the Holder actually received the original or replacement certificate for such Warrant from the Company) reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant, in the form hereof, in such denominations as Holder may request.

     d. Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this
Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 8.

     e. Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     f. Additional Restriction on Exercise or Transfer. Notwithstanding anything to the contrary contained herein, the Warrants shall not be exercisable by the Holder to the extent (but only to the extent) that, if exercisable by Holder, Holder or any of its affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended) would beneficially own in excess of 4.9% of the shares of Common Stock. To the extent the above limitation applies, the determination of whether the Warrants shall be exercisable (vis-a-vis other securities owned by Holder) and of which Warrants shall be exercisable (as among Warrants) shall be in the sole discretion of the Holder and submission of the Warrants for exercise shall be deemed to be the Holder's determination of whether such Warrants are exercisable (vis-a-vis other securities owned by Holder) and of which warrants are exercisable (among Warrants) subject to such aggregate percentage limitation. No prior inability to exercise Warrants pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and G thereunder. The provisions of this paragraph may be implemented in a manner otherwise than in strict conformity with the terms this paragraph with the approval of the Board of Directors of the Company and the Holder: (i) with respect to any matter to cure any ambiguity herein, to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended 4.9% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9% limitation; and (ii) with respect to any other matter, with the further consent of the holders of a majority of the then outstanding shares of Common Stock. The provisions of this paragraph may be waived by Holder at its election upon not less than sixty-one (61) days prior written notice from Holder to the Company, including, without limitation, a limited waiver to increase the 4.9% limit herein contained to any other percentage specified by such Holder. The limitations contained in this paragraph shall apply to a successor Holder of Warrants if, and to the extent, elected by such successor Holder concurrently with its acquisition of such Warrants, such election to be promptly confirmed in writing to the Company (provided no transfer or series of transfers to a successor Holder or Holders shall be used by a Holder to evade the limitations contained in this paragraph).

9. Registration Rights. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement.

10. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier and shall be deemed delivered at the time and date of receipt. The addresses for such communications shall be:

     If to the Company:

          Pharmos Corporation
          33 Wood Avenue South, Suite 466
          Iselin, NJ 08830
          Telecopy: 732-603-3532
          Attention: Chief Financial Officer

          with a copy to:
          Ehrenreich Eilenberg Krause & Zivian, LLP
          11 East 44th Street, 17th Floor
          New York, NY  10017
          Telecopy:  212-986-2399
          Attention:  Adam D. Eilenberg

and if to the Holder, at such address as Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 9.

11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company and each Holder irrevocably consent to the jurisdiction of the United States federal courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Warrant and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Holder irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and each Holder further agrees that service of process upon any other party to this Warrant mailed by the first class mail shall be deemed in every respect effective service of process upon such party in any suit or proceeding arising hereunder. Nothing herein shall affect the right of the Company or any Holder to serve process in any other manner permitted by law. The Company and each Holder agree that a final nonappealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

12.  Miscellaneous.

     a. Amendments. This Warrant and any provision hereof may be amended or waived by an instrument in writing signed by the Company and the Holder to be affected by such amendment or waiver.

     b. Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

     c. Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for the number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be such then current Market Price per share of Common Stock.

     d. Assignability. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Company upon the assignment of this Warrant.

                                      * * *

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                                 PHARMOS CORPORATION



                                                 By:
                                                 Name:
                                                 Title:

                           FORM OF EXERCISE AGREEMENT

         (To be Executed by the Holder in order to Exercise the Warrant)

     The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of common stock of Pharmos Corporation, a Nevada corporation (the "Company"), evidenced by the attached Warrant, and [herewith makes payment of the Exercise Price with respect to such shares in full/ elects to effect a Cashless Exercise pursuant to the terms of the Warrant], all in accordance with the conditions and provisions of said Warrant.

     (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except in compliance with the Warrant and otherwise under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s) at the address (or addresses) set forth below:

Date:
                                                 Signature of Holder


                                                 Name of Holder (Print)

                                                 Address:

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                   Address                         No. of Shares
----------------                   -------                         -------------




, and hereby irrevocably constitutes and appoints ______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Date:____________, _____,

In the presence of



                                 Name:


                                 Signature:
                                     Title of Signing Officer or Agent (if any):

                                     Address:


                                     Note: The above signature should correspond
                                           exactly with the name on the face of
                                           the within Warrant.